UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2012

RED TRAIL ENERGY, LLC
(Exact name of registrant as specified in its charter)

North Dakota	000-52033	76-0742311
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 11, 3682 Highway 8 South Richardton, North Dakota 58652
(Address of principal executive offices)

(701) 974-3308
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant

On August 27, 2012, Red Trail Energy, LLC (the "Company") gave notice to its current independent public accountant, Boulay, Heutmaker, Zibell & Co., P.L.L.P. ("BHZ"), dismissing them as the Company's independent public accountant. BHZ's reports on the Company's financial statements during the past two years, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

The decision to change independent registered public accountants was recommended and approved by the Company's audit committee.

In the two fiscal years ended December 31, 2010 and September 30, 2011, and from October 1, 2011 to the date of this report, there have been no disagreements between the Company and BHZ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to BHZ's satisfaction, would have caused BHZ to make reference to the subject matter of the disagreement in connection with its opinion on the Company's financial statements for such year, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided BHZ with the contents of this current report on Form 8-K and has requested that BHZ furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this report, and if not, stating the respects in which it does not agree. The Company has not received a copy of this letter from BHZ as of the time of the filing of this Current Report on Form 8-K. A copy of the letter from BHZ to the Securities and Exchange Commission will be filed within two business days of when the Company receives the letter.

Effective August 28, 2012, the Company appointed Eide Bailly LLP as the Company’s new independent public accountant. This appointment was approved by the Company’s audit committee.

RED TRAIL ENERGY, LLC

Date: August 31. 2012	/s/ Kent Anderson
Kent Anderson
Chief Financial Officer